Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC Reports Second-Quarter 2013 Financial Results

Highlights:
●	Record second-quarter consolidated revenue, net income and EPS
●	Year-over-year revenue growth across EMC's three federated businesses - EMC Information Infrastructure, VMware and Pivotal
●	Year-over-year revenue growth across U.S. and major global geographies, with strong revenue growth from BRIC+13 markets
●	EMC reaffirms full-year 2013 business outlook for consolidated revenue, non-GAAP EPS and free cash flow

HOPKINTON, Mass. - July 24, 2013 - EMC Corporation (NYSE:EMC) today reported quarterly financial results that were highlighted by record second-quarter consolidated revenue, net income and EPS. The company achieved year-over-year revenue growth across all three of its federated businesses, with continued steady growth from EMC Information Infrastructure, double-digit growth from Pivotal and accelerating double-digit growth from VMware.

Second-quarter consolidated revenue was $5.6 billion, an increase of 6% compared with the year-ago quarter.  Second-quarter GAAP net income attributable to EMC was $701 million. Second-quarter GAAP earnings per weighted average diluted share increased 10% year over year to $0.32. Non-GAAP1 net income attributable to EMC was $907 million.  Non-GAAP1 earnings per weighted average diluted share were $0.42, an increase of 8% year over year.

EMC generated year-to-date operating cash flow of $2.9 billion and free cash flow2 of $2.3 billion, and ended the second quarter with $17.6 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “The strength and demand we saw during the quarter, despite a cautious IT spending environment, speaks to the soundness of our strategy, the value customers see in our federated business model, and the massive opportunity ahead in cloud computing, Big Data and trusted IT. EMC Information Infrastructure, VMware and Pivotal are positioned on the leading edge of these significant trends. Each business is focused on building its own unique technologies and independent partner ecosystems to offer customers greater choice. Collectively they add up to a very competitive technology stack that not only addresses our customers' top IT needs in 2013, but also their longer-term business transformation priorities.”

David Goulden, EMC President and Chief Operating Officer, said, “Our second-quarter results are further evidence that our business strategy is on target and that we continue to deliver our 'triple play'- to gain market share, reinvest for the future and deliver leverage. With another solid quarter behind us, we are reaffirming our full-year revenue, non-GAAP EPS and free cash flow goals. EMC's robust product roadmap, combined with the success we are seeing across our cloud, Big Data and trusted IT initiatives, and the continued interest from customers in our market-leading technology, have us very energized and highly focused on seizing the opportunities that lie ahead.”

Second-Quarter Highlights

In the second quarter, EMC's Information Infrastructure business increased revenue 4% compared with the year-ago quarter. Second-quarter revenue from EMC's Information Storage business accelerated to 4% year over year. Highlights within this include: 39% year-over-year revenue growth from EMC's Emerging Storage business, 3 continued year-over-year revenue growth and market share gains from EMC's High-end Storage business, 4 and improved year-over-year revenue growth from EMC's Unified and Backup Recovery business.5 EMC's RSA Information Security business increased revenue 3% year over year, and EMC's Information Intelligence business continued to make progress during the quarter on its transition to more cloud-friendly offerings and vertical-based solutions.

VCE had an excellent second quarter as demand for Vblock systems showed strong year-over-year growth. Additionally, EMC's VSPEX reference architecture solutions continued to gain momentum with rapid adoption and increasing popularity with customers and among partners who have sold over 3,600 VSPEX solutions since their launch in April 2012.

In the second quarter, VMware (NYSE: VMW) achieved solid double-digit year-over-year revenue growth. The company continues to excel because it is uniquely positioned to help customers move from the client-server era to the mobile-cloud era of computing. As VMware helps customers bridge to this new world, it is empowering them to capture new levels of efficiency, control and agility.

On April 1, 2013, EMC and VMware formed a new company - Pivotal - which unites strategic technology, people and programs from EMC and VMware, including: Greenplum, Cloud Foundry, Spring, Cetas, Pivotal Labs, GemFire and other products from the VMware vFabric Suite. Pivotal also announced a strategic investment by General Electric Company (GE) of approximately $105 million in the company, representing a 10% equity stake. Pivotal made very good progress in its first quarter within the EMC federation, and is building a new platform comprising next-generation data fabrics, application fabrics and a cloud-independent platform as a service. In the second quarter, the company announced the first version of this platform for next-generation big and fast data applications, called “Pivotal One,” which will be launched before year end.

EMC's consolidated second-quarter revenue from the United States increased 4% year over year to $3.0 billion, representing 53% of consolidated second-quarter revenue.  Revenue from EMC's business operations outside of the United States increased 8% year over year to $2.7 billion and represented 47% of consolidated second-quarter revenue. Within this, on a year-over-year basis, revenue from EMC's Europe, Middle East and Africa region grew 6%, revenue from EMC's Asia Pacific and Japan region increased 12%, and revenue from EMC's Latin American region grew 12%.  Revenue from EMC's BRIC+13 markets increased 18% year over year.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements made by EMC regarding 2013 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $23.5 billion for 2013.

•
Consolidated GAAP operating income is expected to be 18.5% of revenues for 2013 and consolidated non-GAAP operating income is expected to be 25.5% of revenues for 2013. Excluded from consolidated non-GAAP operating income are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware's capitalized software from prior periods, which account for 4.3%, 1.6%, 1.0% and 0.1% of revenues, respectively.

•
Total consolidated GAAP non-operating expense, which includes investment income, interest expense and other income and expense, is expected to be $331 million and consolidated non-GAAP non-operating expense is expected to be $350 million in 2013. Excluded from consolidated non-GAAP non-operating expense is a net gain on disposition of certain lines of business and other for ($19 million).

•
Consolidated GAAP net income attributable to EMC is expected to be $3.0 billion in 2013 and consolidated non-GAAP net income attributable to EMC is expected to be $4.0 billion in 2013. Excluded from consolidated non-GAAP net income attributable to EMC are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, the benefit of the 2012 R&D tax credit and a net gain on disposition of certain lines of business and other, which account for $675 million, $260 million, $170 million, $15 million, ($60 million) and ($11 million), respectively.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.37 for 2013 and consolidated non-GAAP earnings per weighted average diluted share are expected to be $1.85 for 2013. Excluded from consolidated non-GAAP earnings per weighted average diluted share are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, the benefit of the 2012 R&D tax credit and a net gain on disposition of certain lines of business and other, which account for $0.31, $0.12, $0.08, $0.01, ($0.03) and ($0.01) per weighted average diluted share, respectively.

•
The consolidated GAAP income tax rate is expected to be 20.5% for 2013. Excluding the tax impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, the benefit of the 2012 R&D tax credit and a net gain on disposition of certain lines of business and other, which collectively impact the tax rate by 3%, the consolidated non-GAAP income tax rate is expected to be 23.5% for 2013.

•
GAAP net income attributable to the non-controlling interest in VMware is expected to be $190 million and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $285 million for 2013. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, the benefit of the 2012 R&D tax credit and a net gain on disposition of certain lines of business and other, which account for $71 million, $15 million, $14 million, $4 million, ($6 million) and ($3 million), respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $10 million for 2013.

•
Consolidated net cash provided by operating activities is expected to be $6.8 billion for 2013 and free cash flow is expected to be $5.5 billion for 2013. Excluded from free cash flow are $900 million of additions to property, plant and equipment and $400 million of capitalized software development costs.

•	The weighted average outstanding diluted shares are expected to be 2.17 billion for 2013.

•	EMC expects to repurchase an aggregate of $3.5 billion of the company's common stock in 2013 and the first half of 2014.

Supporting Resources

•	EMC will host its 2013 second-quarter earnings conference call today at 8:30 a.m. ET, which will be available via EMC's web site at http://www.emc.com/ir

•	Additional information regarding EMC's financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/ir

•	Visit http://ir.vmware.com for more information about VMware's second-quarter financial results

•	Visit EMC Pulse, EMC's product and technology news blog. Connect with EMC via Twitter, Facebook, YouTube, and LinkedIn

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Items excluded from the non-GAAP results for the second quarters of 2013 and 2012 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, a net gain on the disposition of certain lines of business and other, an RSA special charge (release), loss on interest rate swaps and a gain on strategic investment. See attached schedules for GAAP to non-GAAP reconciliations.

2 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the six months ended June 30, 2013 and 2012.

3 EMC's Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC RecoverPoint, ASD Suites and EMC vFlash and EMC XtremIO families.

4 EMC's High-end Storage business primarily includes product and maintenance revenues from EMC Symmetrix.

5 EMC's Unified and Backup Recovery business primarily includes product and maintenance revenues from EMC VNX, EMC CLARiiON, EMC Celerra, EMC Avamar, EMC Data Domain, EMC NetWorker, EMC Disk Library, EMC Data Protection Advisor and EMC Mozy.

EMC, Atmos, Avamar, Celerra, CLARiiON, Data Domain, EMC RecoverPoint, Isilon, Mozy, Networker, RSA, Symmetrix, VPLEX, VNX, VSPEX, Vblock and XtremIO are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. Cetas, Cloud Foundry, Gemfire, Greenplum, Pivotal, Pivotal Labs and Spring are registered trademarks or trademarks of GoPivotal, Inc. and VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.'s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC's filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP", certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, a net gain on disposition of certain lines of business and other, an RSA special charge (release), loss on interest rate swaps and a gain on strategic investment) are excluded from the non-GAAP financial measures.

EMC's management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment's financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
Revenues:
Product sales	$3,258	$3,179	$6,369	$6,248
Services	2,356	2,132	4,632	4,158
	5,614	5,311	11,001	10,406
Cost and expenses:
Cost of product sales	1,340	1,254	2,696	2,556
Cost of services	765	710	1,498	1,389
Research and development	695	655	1,370	1,244
Selling, general and administrative	1,785	1,717	3,499	3,367
Restructuring and acquisition-related charges	7	28	155	53
Operating income	1,022	947	1,783	1,797

Non-operating income (expense):
Investment income	34	26	67	55
Interest expense	(31)	(18)	(51)	(37)
Other income (expense), net	(59)	(51)	(142)	(95)
Total non-operating income (expense)	(56)	(43)	(126)	(77)
Income before provision for income taxes	966	904	1,657	1,720
Income tax provision	216	214	292	405
Net income	750	690	1,365	1,315
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(49)	(40)	(84)	(79)
Net income attributable to EMC Corporation	$701	$650	$1,281	$1,236

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.34	$0.31	$0.61	$0.59

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.32	$0.29	$0.59	$0.56

Weighted average shares, basic	2,092	2,096	2,097	2,082

Weighted average shares, diluted	2,174	2,208	2,181	2,205

Cash dividends declared per common share	$0.10	$—	$0.10	$—

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$7,526	$4,714
Short-term investments	3,620	1,422
Accounts and notes receivable, less allowance for doubtful accounts of $64 and $68	3,204	3,433
Inventories	1,233	1,201
Deferred income taxes	940	942
Other current assets	651	465
Total current assets	17,174	12,177
Long-term investments	6,430	5,260
Property, plant and equipment, net	3,291	3,145
Intangible assets, net	1,833	2,035
Goodwill	13,994	13,840
Other assets, net	1,676	1,612
Total assets	$44,398	$38,069

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,013	$1,041
Accrued expenses	2,671	2,522
Income taxes payable	159	514
Convertible debt	1,669	1,652
Deferred revenue	4,997	4,575
Total current liabilities	10,509	10,304
Income taxes payable	297	293
Deferred revenue	3,276	2,976
Deferred income taxes	516	575
Long-term debt	5,493	—
Other liabilities	349	339
Total liabilities	20,440	14,487

Convertible debt	26	58

Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 2,081 and 2,107 shares	21	21
Additional paid-in capital	2,946	3,691
Retained earnings	19,922	18,853
Accumulated other comprehensive loss, net	(299)	(208)
Total EMC Corporation's shareholders' equity	22,590	22,357
Non-controlling interests	1,342	1,167
Total shareholders' equity	23,932	23,524
Total liabilities and shareholders' equity	$44,398	$38,069

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	June 30,	June 30,
	2013	2012
Cash flows from operating activities:
Cash received from customers	$12,007	$11,286
Cash paid to suppliers and employees	(8,485)	(8,051)
Dividends and interest received	79	14
Interest paid	(18)	(16)
Income taxes paid	(642)	(308)
Net cash provided by operating activities	2,941	2,925

Cash flows from investing activities:
Additions to property, plant and equipment	(437)	(332)
Capitalized software development costs	(219)	(207)
Purchases of short- and long-term available-for-sale securities	(6,456)	(3,590)
Sales of short- and long-term available-for-sale securities	2,394	2,455
Maturities of short- and long-term available-for-sale securities	564	583
Business acquisitions, net of cash acquired	(207)	(625)
Purchases of strategic and other related investments	(46)	(16)
Sales of strategic and other related investments	—	51
Joint venture funding	(158)	(107)
Proceeds from divestiture of businesses	31	—
Net cash used in investing activities	(4,534)	(1,788)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	175	300
Proceeds from the issuance of VMware's common stock	115	144
EMC repurchase of EMC's common stock	(991)	(260)
EMC purchase of VMware's common stock	(160)	(95)
VMware repurchase of VMware's common stock	(302)	(178)
Excess tax benefits from stock-based compensation	63	155
Payment of long-term and short-term obligations	(21)	(1,714)
Proceeds from long-term and short-term obligations	5,463	3
Interest rate contract settlement	—	(24)
Third party contribution to Pivotal	105	—
Net cash provided by (used in) financing activities	4,447	(1,669)

Effect of exchange rate changes on cash and cash equivalents	(42)	(10)

Net increase (decrease) in cash and cash equivalents	2,812	(542)
Cash and cash equivalents at beginning of period	4,714	4,492
Cash and cash equivalents at end of period	$7,526	$3,950

Reconciliation of net income to net cash provided by operating activities:
Net income	$1,365	$1,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	803	743
Non-cash interest expense on debt	24	20
Non-cash restructuring and other special charges	7	7
Stock-based compensation expense	441	423
Provision for doubtful accounts	(3)	24
Deferred income taxes, net	(55)	(117)
Excess tax benefits from stock-based compensation	(63)	(155)

Other, net	11	(37)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	243	(24)
Inventories	(178)	(172)
Other assets	119	28
Accounts payable	(28)	(69)
Accrued expenses	(211)	(162)
Income taxes payable	(290)	214
Deferred revenue	766	880
Other liabilities	(10)	7
Net cash provided by operating activities	$2,941	$2,925

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted			Diluted
	June 30,	Earnings	June 30,		Earnings
	2013	Per Share	2012		Per Share
Net Income Attributable to EMC GAAP	$701	$0.322	$650		$0.293
Stock-based compensation expense	140	0.065	154		0.070
Intangible asset amortization	65	0.030	57		0.026
Restructuring and acquisition-related charges	5	0.002	22		0.010
Amortization of VMware's capitalized software from prior periods	7	0.003	10		0.004
RSA special charge (release)	—	—	(18)		(0.008)
Loss on interest rate swaps	—	—	24		0.011
Gain on strategic investment	—	—	(32)		(0.014)
Net gain on disposition of certain lines of business and other	(11)	(0.005)	—	—	—
Net Income Attributable to EMC Non-GAAP	$907	$0.416	$867		$0.391

Weighted average shares, diluted		2,174			2,208
Incremental VMware dilution		$2			$3

*
Net of tax and non-controlling interest in VMware, Inc., except Weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended
	June 30,	June 30,
	2013	2012
Gross Margin GAAP	$3,509	$3,347
Stock-based compensation expense	30	31
Intangible asset amortization	58	46
Amortization of VMware's capitalized software from prior periods	12	18
RSA special charge (release)	—	(24)
Gross Margin Non-GAAP	$3,609	$3,418	*

Revenues	$5,614	$5,311

Gross Margin Percentages:
GAAP	62.5%	63.0%
Non-GAAP	64.3%	64.4%	*

* Non-GAAP gross margin and gross margin percentage for the three months ended June 30, 2012 would have been $3,409 and 64.2%, respectively, if the one-time ($9) RSA special charge (release), which is included in our non-GAAP gross margin and gross margin percentage for the three months ended June 30, 2012, was excluded.

	Three Months Ended
	June 30,	June 30,
	2013	2012
Operating Margin GAAP	$1,022	$947
Stock-based compensation expense	218	219
Intangible asset amortization	97	88
Restructuring and acquisition-related charges	7	28
Amortization of VMware's capitalized software from prior periods	12	18
RSA special charge (release)	—	(24)
Operating Margin Non-GAAP	$1,356	$1,275

Revenues	$5,614	$5,311

Operating Margin Percentages:
GAAP	18.2%	17.8%
Non-GAAP	24.2%	24.0%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended June 30, 2013
	Income Before	Tax	Tax
	Tax	Provision	Rate
EMC Consolidated GAAP	$966	$216	22.4%
Stock-based compensation expense	218	62	28.6%
Intangible asset amortization	97	28	28.7%
Restructuring and acquisition-related charges	7	2	22.8%
Amortization of VMware's capitalized software from prior periods	12	4	32.4%
Net gain on disposition of certain lines of business and other	(19)	(5)	24.8%
EMC Consolidated Non-GAAP	$1,282	$308	24.0%

	Six Months Ended
	June 30,	June 30,
	2013	2012
Cash Flow from Operations	$2,941	$2,925
Capital expenditures	(437)	(332)
Capitalized software development costs	(219)	(207)
Free Cash Flow	$2,285	$2,386

Note: Schedules may not add or recalculate due to rounding.

Supplemental Information
For the Three Months Ended June 30, 2013
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	Net Gain on Disposition of Certain Lines of Business and Other
EMC Consolidated
Cost of revenue	$(30)	$(58)	$—	$(12)	$—
Research and development	(83)	(2)	—	—	—
Selling, general and administrative	(105)	(37)	—	—	—
Restructuring and acquisition-related charges	—	—	(7)	—	—
Non-operating (income) expense	—	—	—	—	(19)
Income tax provision	62	28	2	4	(5)
Net income attributable to VMware	(16)	(4)	—	(2)	3

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(21)	$(35)	$—	$—	$—
Research and development	(32)	(1)	—	—	—
Selling, general and administrative	(60)	(35)	—	—	—
Restructuring and acquisition-related charges	—	—	(6)	—	—
Non-operating (income) expense	—	—	—	—	—
Income tax provision	35	22	2	—	—
Net income attributable to VMware	—	—	—	—	—

VMware within EMC
Cost of revenue	$(9)	$(23)	$—	$(12)	$—
Research and development	(51)	(1)	—	—	—
Selling, general and administrative	(45)	(2)	—	—	—
Restructuring and acquisition-related charges	—	—	(1)	—	—
Non-operating (income) expense	—	—	—	—	(19)
Income tax provision	27	6	—	4	(5)
Net income attributable to VMware	(16)	(4)	—	(2)	3

Supplemental Information
For the Three Months Ended June 30, 2012
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods		RSA Special (Charge) Release	Loss on Interest Rate Swaps	Gain on Strategic Investment
EMC Consolidated
Cost of revenue	$(31)	$(46)	$—	$(18)		$24	$—	$—
Research and development	80	(3)	—	—		—	—	—
Selling, general and administrative	107	(39)	—	—		—	—	—
Restructuring and acquisition-related charges	—	—	(28)	—		—	—	—
Non-operating (income) expense	—	—	—	—	446	—	39	(32)
Income tax provision	47	28	6	6		(6)	15	—
Net income attributable to VMware	(17)	(3)	—	(3)		—	—	—

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(21)	$(33)	$—	$—		$24	$—	$—
Research and development	(36)	(2)	—	—		—	—	—
Selling, general and administrative	(64)	(37)	—	—		—	—	—
Restructuring and acquisition-related charges	—	—	(26)	—		—	—	—
Non-operating (income) expense	—	—	—	—		—	39	(32)
Income tax provision	28	23	6	—		(6)	15	—
Net income attributable to VMware	—	—	—	—		—	—	—

VMware within EMC
Cost of revenue	$(10)	$(13)	$—	$(18)		$—	$—	$—
Research and development	(44)	(1)	—	—		—	—	—
Selling, general and administrative	(43)	(2)	—	—		—	—	—
Restructuring and acquisition-related charges	—	—	(2)	—		—	—	—
Non-operating (income) expense	—	—	—	—		—	—	—
Income tax provision	19	5	—	6		—	—	—
Net income attributable to VMware	(17)	(3)	—	(3)		—	—	—

Supplemental Information
For the Three Months Ended June 30, 2013
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,243	$(5)	$1,238
Cost of revenue	173	1	174
Gross margin	1,070	(6)	1,064
Research and development	261	(2)	258
Selling, general and administrative	538	(2)	536
Restructuring and acquisition-related charges	1	1	1
Operating income	270	(1)	269
Non-operating income (expense)	23	(1)	22
Income before taxes	293	(3)	291
Income tax provision	49	12	61
Net income	$244	(15)	230
Net income attributable to VMware		(49)	(49)
Net income attributable to EMC		$(63)	$181

Note: Schedule may not add due to rounding.

Supplemental Information
For the Three Months Ended June 30, 2012
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,123	$(35)	$1,088
Cost of revenue	179	(14)	165
Gross margin	944	(21)	923
Research and development	249	(26)	223
Selling, general and administrative	483	(19)	465
Restructuring and acquisition-related charges	—	2	2
Operating income	212	22	234
Non-operating income (expense)	2	2	5
Income before taxes	214	25	239
Income tax provision	22	(1)	22
Net income	$192	25	217
Net income attributable to VMware		(40)	(40)
Net income attributable to EMC		$(15)	$177

Note: Schedule may not add due to rounding.

Segment Information
For the Three Months Ended June 30, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,568	$39	$98	$2,705	$24	$2,729
Services revenues	1,358	113	130	1,601	46	1,647
Total consolidated revenues	3,926	152	228	4,306	70	4,376
Gross profit	$2,230	$96	$148	$2,474	$26	$2,500
Gross profit percentage	56.8%	63.1%	65.1%	57.5%	37.1%	57.1%
Research and development				375	28	403
Selling, general and administrative				1,117	37	1,154
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,492	65	1,557
Operating income				$982	$(39)	$943
Operating margin percentage				22.8%	(55.9)%	21.6%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$2,729	$529	$—	$3,258
Services revenues	1,647	709	—	2,356
Total consolidated revenues	4,376	1,238	—	5,614
Gross profit	$2,500	$1,109	$(100)	$3,509
Gross profit percentage	57.1%	89.6%	—	62.5%
Research and development	403	207	85	695
Selling, general and administrative	1,154	489	142	1,785
Restructuring and acquisition-related charges	—	—	7	7
Total costs and expenses	1,557	696	234	2,487
Operating income	943	413	(334)	1,022
Operating margin percentage	21.6%	33.4%	—	18.2%
Non-operating income (expense)	(77)	3	18	(56)
Income tax provision	214	93	(91)	216
Net income	652	323	(225)	750
Net income attributable to the non-controlling interest in VMware, Inc.	—	(68)	19	(49)
Net income attributable to EMC Corporation	$652	$255	$(206)	$701

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended March 31, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,461	$43	$100	$2,604	$24	$2,628
Services revenues	1,303	112	133	1,548	45	1,593
Total consolidated revenues	3,764	155	233	4,152	69	4,221
Gross profit	$2,079	$99	$152	$2,330	$26	$2,356
Gross profit percentage	55.2%	63.6%	65.4%	56.1%	38.3%	55.8%
Research and development				364	28	392
Selling, general and administrative				1,075	38	1,113
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,439	66	1,505
Operating income				$891	$(40)	$851
Operating margin percentage				21.4%	(57.8)%	20.2%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$2,628	$484	$—	$3,112
Services revenues	1,593	682	—	2,275
Total consolidated revenues	4,221	1,166	—	5,387
Gross profit	$2,356	$1,042	$(100)	$3,298
Gross profit percentage	55.8%	89.3%	—	61.2%
Research and development	392	191	93	676
Selling, general and administrative	1,113	450	150	1,713
Restructuring and acquisition-related charges	—	—	148	148
Total costs and expenses	1,505	641	391	2,537
Operating income	851	401	(491)	761
Operating margin percentage	20.2%	34.4%	—	14.1%
Non-operating income (expense)	(73)	4	(1)	(70)
Income tax provision	188	83	(195)	76
Net income	590	322	(297)	615
Net income attributable to the non-controlling interest in VMware, Inc.	—	(62)	27	(35)
Net income attributable to EMC Corporation	$590	$260	$(270)	$580

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to separately present the operations of the Pivotal segment.  None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended December 31, 2012
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,925	$69	$106	$3,100	$39	$3,139
Services revenues	1,338	115	128	1,581	58	1,639
Total consolidated revenues	4,263	184	234	4,681	97	4,778
Gross profit	$2,529	$132	$146	$2,807	$64	$2,871
Gross profit percentage	59.3%	72.1%	62.3%	60.0%	65.5%	60.1%
Research and development				355	32	387
Selling, general and administrative				1,212	43	1,255
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,567	75	1,642
Operating income				$1,240	$(11)	$1,229
Operating margin percentage				26.5%	(11.3)%	25.7%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$3,139	$589	$—	$3,728
Services revenues	1,639	663	—	2,302
Total consolidated revenues	4,778	1,252	—	6,030
Gross profit	$2,871	$1,119	$(100)	$3,890
Gross profit percentage	60.1%	89.5%	—	64.5%
Research and development	387	183	93	663
Selling, general and administrative	1,255	510	163	1,928
Restructuring and acquisition-related charges	—	—	30	30
Total costs and expenses	1,642	693	286	2,621
Operating income	1,229	426	(386)	1,269
Operating margin percentage	25.7%	34.1%	—	21.0%
Non-operating income (expense)	(35)	7	(2)	(30)
Income tax provision	292	66	(31)	327
Net income	902	367	(357)	912
Net income attributable to the non-controlling interest in VMware, Inc.	—	(75)	33	(42)
Net income attributable to EMC Corporation	$902	$292	$(324)	$870

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to separately present the operations of the Pivotal segment.  None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended September 30, 2012
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,421	$50	$106	$2,577	$23	$2,600
Services revenues	1,305	108	121	1,534	43	1,577
Total consolidated revenues	3,726	158	227	4,111	66	4,177
Gross profit	$2,119	$108	$146	$2,373	$37	$2,410
Gross profit percentage	56.9%	68.1%	64.2%	57.7%	55.6%	57.7%
Research and development				356	31	387
Selling, general and administrative				1,079	38	1,117
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,435	69	1,504
Operating income				$938	$(32)	$906
				22.8%	(48.4)%	21.7%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$2,600	$485	$—	$3,085
Services revenues	1,577	616	—	2,193
Total consolidated revenues	4,177	1,101	—	5,278
Gross profit	$2,410	$975	$(97)	$3,288
Gross profit percentage	57.7%	88.6%	—	62.3%
Research and development	387	178	88	653
Selling, general and administrative	1,117	421	171	1,709
Restructuring and acquisition-related charges	—	—	27	27
Total costs and expenses	1,504	599	286	2,389
Operating income	906	376	(383)	899
Operating margin percentage	21.7%	34.2%	—	17.0%
Non-operating income (expense)	(63)	9	(2)	(56)
Income tax provision	202	86	(103)	185
Net income	641	299	(282)	658
Net income attributable to the non-controlling interest in VMware, Inc.	—	(58)	26	(32)
Net income attributable to EMC Corporation	$641	$241	$(256)	$626

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to separately present the operations of the Pivotal segment.  None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended June 30, 2012
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,500	$45	$103	$2,648	$23	$2,671
Services revenues	1,287	108	117	1,512	40	1,552
Total consolidated revenues	3,787	153	220	4,160	63	4,223
Gross profit	$2,164	$102	$179	$2,445	$33	$2,478
Gross profit percentage	57.1%	67.0%	81.1%	58.8%	53.2%	58.7%
Research and development				363	33	396
Selling, general and administrative				1,114	36	1,150
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,477	69	1,546
Operating income				$968	$(36)	$932
Operating margin percentage				23.3%	(57.7)%	22.1%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$2,671	$508	$—	$3,179
Services revenues	1,552	580	—	2,132
Total consolidated revenues	4,223	1,088	—	5,311
Gross profit	$2,478	$964	$(95)	$3,347
Gross profit percentage	58.7%	88.5%	—	63.0%
Research and development	396	178	83	657
Selling, general and administrative	1,150	418	147	1,715
Restructuring and acquisition-related charges	—	—	28	28
Total costs and expenses	1,546	596	258	2,400
Operating income	932	368	(353)	947
Operating margin percentage	22.1%	33.7%	—	17.8%
Non-operating income (expense)	(40)	5	(8)	(43)
Income tax provision	265	52	(103)	214
Net income	627	321	(258)	690
Net income attributable to the non-controlling interest in VMware, Inc.	—	(63)	23	(40)
Net income attributable to EMC Corporation	$627	$258	$(235)	$650

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to separately present the operations of the Pivotal segment.  None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Note: Gross profit and gross profit percentage for the three months ended June 30, 2012 for RSA Information Security, Total EMC Information Infrastructure and EMC Information Infrastructure plus Pivotal include the release of an RSA Special Charge of $24 which was excluded from our non-GAAP results.  If the release of the RSA Special Charge were excluded from the segment information presented above, gross profit and gross profit percentage for the three months ended June 30, 2012 for RSA Information Security, Total EMC Information Infrastructure and EMC Information Infrastructure plus Pivotal would have been $155, $2,421, $2,454, 70.4%, 58.2%, and 58.1%, respectively, and operating income and operating margin percentage for the three months ended June 30, 2012 for Total EMC Information Infrastructure and EMC Information Infrastructure plus Pivotal would have been $944, $908, 22.7% and 21.5%, respectively.

Segment Information
For the Three Months Ended March 31, 2012
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,437	$37	$96	$2,570	$21	$2,591
Services revenues	1,226	109	110	1,445	23	1,468
Total consolidated revenues	3,663	146	206	4,015	44	4,059
Gross profit	$2,046	$90	$133	$2,269	$19	$2,288
Gross profit percentage	55.9%	61.6%	64.6%	56.5%	44.4%	56.4%
Research and development				328	28	356
Selling, general and administrative				1,078	38	1,116
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,406	66	1,472
Operating income				$863	$(47)	$816
Operating margin percentage				21.5%	(105.8)%	20.1%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$2,591	$478	$—	$3,069
Services revenues	1,468	557	—	2,025
Total consolidated revenues	4,059	1,035	—	5,094
Gross profit	$2,288	$919	$(94)	$3,113
Gross profit percentage	56.4%	88.7%	—	61.1%
Research and development	356	161	70	587
Selling, general and administrative	1,116	390	145	1,651
Restructuring and acquisition-related charges	—	—	26	26
Total costs and expenses	1,472	551	241	2,264
Operating income	816	368	(335)	849
Operating margin percentage	20.1%	35.5%	—	16.7%
Non-operating income (expense)	(38)	7	(1)	(32)
Income tax provision	209	68	(86)	191
Net income	569	307	(250)	626
Net income attributable to the non-controlling interest in VMware, Inc.	—	(59)	20	(39)
Net income attributable to EMC Corporation	$569	$248	$(230)	$587

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to separately present the operations of the Pivotal segment.  None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q2 2013 v Q2 2012	Q2 2013 v Q1 2013
Information Storage:
Product Revenue	$2,437	$2,500	$2,421	$2,925	$10,283	$2,461	$2,568	3%	4%
Services Revenue	1,226	1,287	1,305	1,338	5,157	1,303	1,358	5	4
Total Information Storage Revenue	$3,663	$3,787	$3,726	$4,263	$15,440	$3,764	$3,926	4%	4%

Information Intelligence Group:
Product Revenue	$37	$45	$50	$69	$200	$43	$39	(14)%	(11)%
Services Revenue	109	108	108	115	440	112	113	6	1
Total Information Intelligence Group Revenue	$146	$153	$158	$184	$640	$155	$152	—%	(2)%

RSA Information Security:
Product Revenue	$96	$103	$106	$106	$413	$100	$98	(5)%	(2)%
Services Revenue	110	117	121	128	476	133	130	11	(2)
Total RSA Information Security Revenue	$206	$220	$227	$234	$889	$233	$228	3%	(2)%

EMC Information Infrastructure:
Product Revenue	$2,570	$2,648	$2,577	$3,100	$10,896	$2,604	$2,705	2%	4%
Services Revenue	1,445	1,512	1,534	1,581	6,073	1,548	1,601	6	3
Total EMC Information Infrastructure Revenue	$4,015	$4,160	$4,111	$4,681	$16,969	$4,152	$4,306	4%	4%

Pivotal:
Product Revenue	$21	$23	$23	$39	$106	$24	$24	4%	(2)%
Services Revenue	23	40	43	58	164	45	46	15	3
Total Pivotal Revenue	$44	$63	$66	$97	$270	$69	$70	11%	1%

VMware:
Product Revenue	$478	$508	$485	$589	$2,058	$484	$529	4%	9%
Services Revenue	557	580	616	663	2,417	682	709	22	4
Total VMware Revenue	$1,035	$1,088	$1,101	$1,252	$4,475	$1,166	$1,238	14%	6%

Consolidated Revenues:
Product Revenue	$3,069	$3,179	$3,085	$3,728	$13,060	$3,112	$3,258	2%	5%
Services Revenue	2,025	2,132	2,193	2,302	8,654	2,275	2,356	10	4
Total Consolidated Revenues	$5,094	$5,311	$5,278	$6,030	$21,714	$5,387	$5,614	6%	4%

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(0.5)%	(2.1)%	(1.5)%	(0.5)%	(1.1)%	(0.5)%	(0.7)%
Note: Schedule may not add or recalculate due to rounding.